Exhibit 99.1

Appalachian Bancshares, Inc. Announces Solid Growth in
First Quarter Earnings and Income

Ellijay, Georgia, May 2, 2005 - Appalachian Bancshares, Inc. (the “Company”) (OTC: APAB.PK) today announced earnings highlights for the quarter ended March 31, 2005, including:

•	Net income of $965,325, a 7.7% increase over the first quarter of 2004

•	Diluted earnings per share of $0.25, an 8.7% increase over the same period last year

•	Net interest income in the first quarter totaled $4,901,002, an increase of 14.3% over the first quarter of 2004

•	Continued progress in positioning the bank for a new stage of growth as mentioned in the 2004 Annual Report

“We grew assets and generated profitable, quality growth during the first quarter of 2005 as a result of our customer-focused approach to banking and the continued expansion of our high-growth markets in North Georgia,” said President and Chief Executive Officer Tracy R. Newton. “Increased banking activity, ongoing customer referrals and reduced customer turnover costs are direct results of the strong relationships we have developed with our customers.”

Total assets at March 31, 2005, were $495,978,134, compared to $472,811,128 at December 31, 2004. The rise was due primarily to solid growth in loans and deposits. Loans, net of unearned income, were $388,424,316 at the end of the first quarter, compared to $377,351,501 at the end of the previous quarter. Total deposits were $394,563,787 at March 31, 2005, compared to $381,498,171 at December 31, 2004. Noninterest-bearing deposits grew 10.5% over the previous quarter, while interest-bearing deposits grew 2.8%.

“Growth in our markets continues to outpace the national economy, which enabled us to increase loans and deposits from long-time customers while adding new clients to our banking family,” said Newton. “We expect the economy in Ellijay and the surrounding area to continue to expand at a healthy rate.”

Noninterest income rose 10.5% from $675,389 in the first quarter of 2004 to $746,174 in 2005. Growth in income from insurance commissions and other service fees contributed to this increase. Noninterest expense increased from $3,278,503 to $3,833,240, year over year, due to increased capital expenditures related to the opening of a new branch location in Blue Ridge, Georgia, and the construction of a new corporate facility in Ellijay, Georgia. The increase in salaries and employee benefits was due to the Company’s decision to provide annual raises in the first half of the year as well as an increase in the bonus accruals for 2005 in anticipation that this year’s earnings performance will be comparable to the year ending 2004. The net interest margin experienced a slight uptick in the first quarter of 2005, rising from 4.42% to 4.45%, year over year.

Credit quality remained strong during the first three months of 2005. The allowance for loan losses was $4,466,779 in the first quarter of 2005, compared to $4,348,618 at December 31, 2004. Nonperforming assets totaled $1,456,167 compared to $2,074,943 in the previous quarter. As a percentage of total assets, nonperforming assets were 0.29% at March 31, 2005, compared to 0.44% at December 31, 2004.

“We continued to make good progress in positioning the bank for a new stage of growth in the coming years,” said Newton. “As we expand our asset size and market footprint, we will continue to remain focused on the values that have made us successful and committed to delivering returns for our loyal shareholders.”

About Appalachian Bancshares, Inc.
Appalachian Bancshares, Inc., based in Ellijay, Georgia, is a bank holding company that owns all of the outstanding shares of capital stock of Appalachian Community Bank. The Company, through Appalachian Community Bank, engages in a full range of banking services in North Georgia, through banking offices located in Ellijay, East Ellijay, Blue Ridge and Blairsville, Georgia. The main banking office of the Company, located in Ellijay, Georgia, is operated under the trade name “Gilmer County Bank.”

Certain statements in the release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of the Company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The above factors, in some cases, have affected, and in the future could affect, the Company’s financial performance and could cause actual results for 2005 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Please contact Tracy R. Newton, Chief Executive Officer, or Darren M. Cantlay, Chief Financial Officer, with any questions or requests for additional information, at (706) 276-8000.

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
March 31, 2005 (Unaudited) and December 31, 2004

	March 31,
	2005	December 31,
	(Unaudited)	2004	% Change
Assets
Cash and due from banks	$10,754,382	$4,953,563	117.1%
Interest-bearing deposits with other banks	7,126,579	403,532	1666.1%
Federal funds sold	2,407,000	2,156,000	11.6%
Cash and Cash Equivalents	20,287,961	7,513,095	170.0%

Securities available-for-sale	64,089,558	64,654,722	-0.9%

Loans, net of unearned income	388,424,316	377,351,501	2.9%
Allowance for loan losses	(4,466,779)	(4,348,618)	2.7%
Net Loans	383,957,537	373,002,883	2.9%

Premises and equipment, net	13,217,612	12,988,640	1.8%
Accrued interest	2,834,086	2,901,737	-2.3%
Cash surrender value on life insurance	7,900,781	7,833,450	0.9%
Intangibles, net	2,108,058	2,116,558	-0.4%
Other assets	1,582,541	1,800,043	-12.1%

Total Assets	$495,978,134	$472,811,128	4.9%

Liabilities and Shareholders' Equity

Liabilities
Noninterest-bearing deposits	$36,358,742	$32,896,346	10.5%
Interest-bearing deposits	358,205,045	348,601,825	2.8%
Total Deposits	394,563,787	381,498,171	3.4%

Short-term borrowings	24,528,124	15,469,540	58.6%
Accrued interest	594,923	540,217	10.1%
Long-term debt	31,400,000	31,950,000	-1.7%
Subordinated long-term capital notes	6,186,000	6,186,000	0.0%
Other liabilities	1,583,662	1,083,878	46.1%
Total Liabilities	458,856,496	436,727,806	5.1%

Shareholders' Equity
Preferred Stock, 20,000,000 shares authorized, none issued	-	-	0.0%
Common stock, par value $0.01 per share, 20,000,000 shares
authorized, 3,924,172 shares issued at March 31, 2005
and 3,840,572 shares issued at December 31, 2004	39,242	38,406	2.2%
Paid-in capital	24,417,969	23,731,549	2.9%
Retained earnings	13,600,499	12,635,174	7.6%
Accumulated other comprehensive income (loss): net unrealized holding gains (losses) on securities available-for-sale, net
of deferred income tax	(236,276)	377,989	-162.5%
Treasury stock, at cost (75,973 shares at March 31, 2005
and at December 31, 2004)	(699,796)	(699,796)	0.0%
Total Shareholders' Equity	37,121,638	36,083,322	2.9%
.
Total Liabilities and Shareholders' Equity	$495,978,134	$472,811,128	4.9%

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2005 and 2004
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004	% Change
Interest Income
Interest and fees on loans	$6,633,431	$5,505,051	20.5%
Interest on investment securities:
Taxable securities	424,387	354,435	19.7%
Nontaxable securities	162,483	162,390	0.1%
Interest on deposits with other banks	1,716	395	334.4%
Interest on federal funds sold	11,426	3,390	237.1%
Total Interest Income	7,233,443	6,025,661	20.0%

Interest Expense
Interest on deposits	1,919,524	1,452,603	32.1%
Interest on short-term borrowings	49,753	16,768	196.7%
Interest on long-term debt	273,164	206,123	32.5%
Interest on subordinated long-term capital notes	90,000	63,900	40.8%
Total Interest Expense	2,332,441	1,739,394	34.1%

Net Interest Income	4,901,002	4,286,267	14.3%
Provision for loan losses	437,000	360,000	21.4%

Net Interest Income After Provision For Loan Losses	4,464,002	3,926,267	13.7%

Noninterest Income
Customer service fees	307,273	283,218	8.5%
Insurance commissions	14,075	8,965	57.0%
Mortgage origination fees	214,660	220,369	-2.6%
Investment securities gains (losses)	-	-	0.0%
Other operating income	210,166	162,837	29.1%
Total Noninterest Income	746,174	675,389	10.5%

Noninterest Expenses
Salaries and employee benefits	1,943,987	1,567,020	24.1%
Occupancy, furniture and equipment expense	522,224	443,518	17.7%
Other operating expenses	1,367,029	1,267,965	7.8%
Total Noninterest expense	3,833,240	3,278,503	16.9%

Income before income taxes	1,376,936	1,323,153	4.1%
Income tax expense	411,611	426,700	-3.5%

Net Income	$965,325	$896,453	7.7%

Earnings Per Common Share
Basic	$0.26	$0.24	8.3%
Diluted	0.25	0.23	8.7%

Cash Dividends Declared
Per Common Share	$-	$-	0.0%

Weighted Average Shares Outstanding
Basic	3,778,801	3,689,545	2.4%
Diluted	3,929,673	3,862,309	1.7%

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2005	2004	% Change

Earnings Summary
(amounts in thousands)
Net income for period	$965	$896	7.7%
Net interest income	4,901	4,286	14.3%
Net interest income
(tax equivalent)	4,987	4,382	13.8%
Noninterest expense	3,833	3,279	16.9%

Select Average Balances
(amounts in thousands)
Loans	$381,556	$338,064	12.9%
Allowance for loan losses	4,364	3,787	15.2%
Investment securities	64,084	56,156	14.1%
Earning assets	448,042	396,698	12.9%
Total assets	478,091	418,216	14.3%
Deposits	389,134	341,543	13.9%
Shareholders' equity	36,343	31,846	14.1%

Per Common Share
Net income - basic	$0.26	$0.24	8.3%
Net income - diluted	0.25	0.23	8.7%
Book value	9.65	8.86	8.9%
End of period shares
outstanding	3,848,199	3,697,359	4.1%
Weighted average shares
outstanding:
Basic	3,778,801	3,689,545	2.4%
Diluted	3,929,673	3,862,309	1.7%

Ratios
Return on average assets	0.81%	0.86%
Return on average equity	10.62%	11.25%
Average earning assets
to average total assets	93.71%	94.85%
Average loans as percentage
of average deposits	98.05%	98.98%
Net interest margin (tax
equivalent)	4.45%	4.42%
Average equity to
average assets	7.60%	7.61%
Efficiency ratio	67.88%	66.10%
Loan loss reserve to
total loans	1.15%	1.14%

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